EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Global Entertainment Holdings/Equities, Inc.
Hidden Hills, CA

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated May 25, 2007, relating to the consolidated financial statements of Global Entertainment Holdings/Equities, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2006.

Spector & Wong, LLP

/s/ Spector & Wong, LLP

Pasadena, California

July 19, 2007